                                                                     Exhibit 4.6



                          FOURTH SUPPLEMENTAL INDENTURE


     FOURTH SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of January 3, 2006, among Alpha Natural Resources, LLC (or its permitted successor), a Delaware limited liability company (the "COMPANY"), Alpha Natural Resources Capital Corp. ("ALPHA CAPITAL" and, together with the Company, the "ISSUERS"), the existing Guarantors (as defined in the Indenture referred to herein), Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the "TRUSTEE"), and each of the following wholly-owned subsidiaries of the Company (which are referred to herein jointly as the "GUARANTEEING SUBSIDIARIES" and each individually as a "GUARANTEEING SUBSIDIARY"): Callaway Land and Reserves, LLC, a Delaware limited liability company; and Dickenson-Russell Land and Reserves, LLC, a Delaware limited liability company.

                               W I T N E S S E T H

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 18, 2004 (as supplemented by the First Supplemental Indenture thereto, dated as of February 1, 2005, the Second Supplemental Indenture thereto, dated as of March 30, 2005, and the Third Supplemental Indenture thereto, dated as of October 26, 2005, the "INDENTURE"), providing for the issuance of 10% Senior Notes due 2012 (the "NOTES");

     WHEREAS, the Indenture provides that under certain circumstances each of the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

     4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
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     5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                          GUARANTEEING SUBSIDIARIES:

                                          CALLAWAY LAND AND RESERVES, LLC
                                          DICKENSON-RUSSELL LAND AND RESERVES,
                                          LLC


                                          By: /s/ Vaughn R. Groves
                                          --------------------------------------
                                              Vaughn R. Groves, Vice President

                                          CO-ISSUERS:

                                          ALPHA NATURAL RESOURCES, LLC
                                          ALPHA NATURAL RESOURCES CAPITAL CORP.


                                          By: /s/ Vaughn R. Groves
                                          --------------------------------------
                                              Vaughn R. Groves, Vice President

                                          PARENT GUARANTOR:

                                          ALPHA NR HOLDING, INC.


                                          By: /s/ Vaughn R. Groves
                                          --------------------------------------
                                              Vaughn R. Groves, Vice President

                                          EXISTING GUARANTORS:

                                          ALPHA COAL SALES CO., LLC
                                          ALPHA NATURAL RESOURCES SERVICES, LLC
                                          ALPHA TERMINAL COMPANY, LLC
                                          AMFIRE, LLC
                                          AMFIRE HOLDINGS, INC.
                                          AMFIRE MINING COMPANY, LLC
                                          BLACK DOG COAL CORP.
                                          BROOKS RUN MINING COMPANY, LLC
                                          BUCHANAN ENERGY COMPANY, LLC
                                          CALLAWAY NATURAL RESOURCES, INC.
                                          DICKENSON-RUSSELL COAL COMPANY, LLC
                                          ENTERPRISE MINING COMPANY, LLC
                                          ESPERANZA COAL CO., LLC
                                          HERNDON PROCESSING COMPANY, LLC
                                          KEPLER PROCESSING COMPANY, LLC
                                          KINGWOOD MINING COMPANY, LLC
                                          LITWAR PROCESSING COMPANY, LLC
                                          MATE CREEK ENERGY, LLC
                                          MAXXIM REBUILD CO., LLC

               [Signature Page to Fourth Supplemental Indenture]
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                                          MAXXIM SHARED SERVICES, LLC
                                          MAXXUM CARBON RESOURCES, LLC
                                          MCDOWELL-WYOMING COAL COMPANY, LLC
                                          NICEWONDER CONTRACTING, INC.
                                          PARAMONT COAL COMPANY VIRGINIA, LLC
                                          POWERS SHOP, LLC
                                          PREMIUM ENERGY, LLC
                                          RIVERSIDE ENERGY COMPANY, LLC
                                          SOLOMONS MINING COMPANY
                                          TWIN STAR MINING, INC.
                                          VIRGINIA ENERGY COMPANY, LLC
                                          WHITE FLAME ENERGY, INC.


                                          By: /s/ Vaughn R. Groves
                                          --------------------------------------
                                              Vaughn R. Groves, Vice President

                                          ALPHA LAND AND RESERVES, LLC


                                          By: /s/ Vaughn R. Groves
                                          --------------------------------------
                                              Vaughn R. Groves, President

                                          AMFIRE WV, L.P.

                                          By:  AMFIRE Holdings, Inc.,
                                               Its General Partner


                                          By: /s/ Vaughn R. Groves
                                          --------------------------------------
                                          Vaughn R. Groves, Vice President

                                          TRUSTEE:

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION


                                          By: /s/ Joseph P. O'Donnell
                                          --------------------------------------
                                              Authorized Signatory

               [Signature Page to Fourth Supplemental Indenture]